UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2013

EMULEX CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31353	51-0300558
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Susan Street

Costa Mesa, California 92626

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (714) 662-5600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On February 26, 2013, Emulex Corporation (“Emulex”) declared as wholly unconditional its takeover offer to acquire Endace Limited (“Endace”), a leading supplier of network visibility infrastructure products. As a result, Emulex acquired beneficial ownership of 13,629,988 shares of Endace, representing approximately 89.55% of Endace’s outstanding shares. The purchase price for such shares is GBP 5.00 per share for an aggregate of GBP 68,149,940 (US$ 107,413,766 at the reference exchange rate). The reference exchange rate of 0.6345 GBP per 1 USD is based on the actual rates obtained by Emulex for the currency conversions. Endace employee stock options were also purchased for GBP 4,555,929 (US$7,180,777 at the reference exchange rate).

Emulex also extended its offer period by 14 days (to 1:00 p.m. London time on March 12, 2013) for remaining Endace shareholders to submit their shares to the offer. Endace shareholders who submitted acceptances of the offer prior to 1 p.m. London time on February 26, 2013 will be sent payment for their shares within seven days of February 26, 2013. Endace shareholders who submit shares during the period from February 26 through March 12, 2013, will receive payment within seven days of receipt of their acceptance. The purchase price per share for such shares will be GBP 5.00. If the remaining 10.45 percent of the Endace shares are submitted by the March 12, 2013 offer period end date, then an additional payment of GBP 7,950,400 will be made (US$ 12,530,934 at the reference exchange rate).

Effective February 26, 2013, three directors selected by Emulex joined the Endace board, and two of the previous directors of Endace have remained on the board.

Item 8.01.	Other Events

On February 26, 2013, Emulex Corporation and Endace Limited issued a joint press release announcing that Emulex had acquired 89% of the outstanding shares of Endace and has made its offer for Endace shares wholly unconditional and extended the offer period to acquire any remaining Endace shares to 1:00 p.m. (London time) on March 12, 2013. In addition, Emulex announced that an application is being made to the London Stock Exchange to cancel the admission of the Endace shares on the London Stock Exchange AIM, with such de-listing expected to become effective at 7:00 a.m. London time on March 27, 2013, in accordance with the AIM rules for 20 business days advance notice. A copy of the joint press release is attached hereto as Exhibit 99.1.

The information in Exhibit 99.1 shall not be deemed filed for purposes of Section 18 of the Exchange Act and shall not be deemed incorporated by reference into filings under the Securities Act.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Joint press release of Emulex Corporation and Endace Limited, dated February 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 26, 2013

EMULEX CORPORATION

By:	/s/ MICHAEL J. ROCKENBACH
Michael J. Rockenbach
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint press release of Emulex Corporation and Endace Limited, dated February 26, 2013